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                                                                 EXHIBIT 99-8.53

                SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Second Amendment") is made and entered into as of the first day of May, 2002, by and between ING Life Insurance and Annuity Company, formerly known as Aetna Life Insurance and Annuity Company ("ING Life"), on its own behalf and on behalf of its Variable Annuity Separate Accounts B, C, D and F; Arield Investment Trust (with respect to Ariel Fund, formerly Ariel Growth Fund, and Ariel Appreciation
Fund) and Ariel Distributors, Inc. ("Distributor").

                                   WITNESSETH

WHEREAS, ING Life, Ariel Fund and Distributor are parties to a Fund Participation Agreement dated as of April 1, 1998 and amended as of October 1, 2000 (the "Agreement"); and

WHEREAS, the parties now desire to modify the Agreement to provide for the Ariel Appreciation Fund to be used as an additional investment vehicle for Contracts issued by ING Life as described in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree as follows:

     1. The "Schedule A" that was included in the First Amendment to the Participation Agreement dated as of October 1, 2000 is hereby re-designated as Schedule B.

     2. A new Schedule A is added to the Agreement as provided in the Schedule A attached hereto.

     3.   Ariel Appreciation Fund is added as a party to the Agreement.

     4. All references to the "Fund" or the "Funds" in the Agreement shall apply to the Ariel Fund and to the Ariel Appreciation Fund.

     5. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written.


                                    ING LIFE INSURANCE AND ANNUITY COMPANY
                                          By:      /s/  Laurie M. Tillinghast
                                                   -----------------------------
                                          Name:    Laurie M. Tillinghast
                                                   -----------------------------
                                          Title:   Vice President
                                                   -----------------------------

                                    ARIEL DISTRIBUTORS, INC.
                                          By:      /s/  Merrillyn Kozier
                                                   -----------------------------
                                          Name:    Merrilyn Kozier
                                                   -----------------------------
                                          Title:   SVP
                                                   -----------------------------

                                    ARIEL INVESTMENT TRUST
                                          By:      /s/  Merrillyn Kozier
                                                   -----------------------------
                                          Name:    Merrilyn Kozier
                                                   -----------------------------
                                          Title:   SVP
                                                   -----------------------------

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                                   SCHEDULE A
                             LIST OF AVAILABLE FUNDS


FUND                                      TICKER SYMBOL             CUSIP NUMBER
--------------------------------------------------------------------------------
Ariel Fund                                (ARGFX)                   040337107

Ariel Appreciation Fund                   (CAPPX)                   040337206


Date of Amendment:  As of May 1, 2002

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